Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Chief Executive and Financial Officer of Bill The Butcher, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended May 31, 2010 and filed with the U. S. Securities and Exchange Commission
("Form 10-Q").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 20, 2010
        -------------
                                         By: /s/ J'Amy Owens
                                         -------------------------------------
                                                 J'Amy Owens
                                                 President, Secretary,
                                                 Treasurer and Director
                                                 (Principal Executive,
                                                 Principal Financial and
                                                 Principal Accounting Officer)



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